UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):      April 17, 2006
POLYPORE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-119224	57-1006871

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

13800 South Lakes Drive, Charlotte, NC	28273

(Address of Principal Executive Offices)	(Zip Code)
(704) 587-8409
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     (a) On April 17, 2006, Polypore, Inc. (the “Company”) entered into an employment arrangement with Mitchell J. Pulwer pursuant to which Mr. Pulwer will serve as Vice President and General Manager of the Company’s subsidiary, Celgard, LLC.
     Under the employment arrangement, Mr. Pulwer will receive an initial annual base salary of $245,000 and will be eligible to participate in the Company’s executive bonus and equity compensation programs. If Mr. Pulwer’s employment is terminated by the Company without cause, he will be eligible for severance payments for a period of nine months at base salary.
     (b) Celgard, LLC (together with its subsidiaries, parent companies, affiliated corporations, officers, directors, employees and agents, “Celgard”) entered into an Agreement and Release, dated as of April 17, 2006 (the “Agreement and Release”), with Bradley W. Reed in connection with the termination of Mr. Reed’s employment as Vice President and General Manager of Celgard, LLC. Pursuant to the Agreement and Release, Celgard will pay Mr. Reed a total of $280,729 for severance pay over a ten-month period, unused vacation time and the repurchase of certain equity interests in Polypore International, Inc. and its affiliates.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (a) On April 17, 2006, Mitchell J. Pulwer, 52, was appointed Vice President and General Manager of the Company’s subsidiary, Celgard, LLC. See Item 1.01 above for a description of the terms of the employment arrangement entered into between the Company and Mr. Pulwer.
     Mr. Pulwer previously served as Vice President and General Manager at Solutia, Inc., from 2004 to 2006, where he led steady growth of the company’s $600 million interlayer film division. Before that, he held roles of increasing responsibility in marketing, sales and business development in Solutia’s Saflex business, from 1997 to 2004, as well as supply chain and technology roles in Monsanto’s Crop Protection Group from 1981 to 1997. In addition to an undergraduate degree in Chemistry, Mr. Pulwer has an MBA from Washington University, St. Louis, Missouri; a PhD in Organic Chemistry from the State University of New York-Buffalo; and a Postdoctoral Fellowship at Yale University, New Haven, Connecticut. He holds 16 patents and has been published in 14 technical publications.
     (b) Effective April 17, 2006, Bradley W. Reed’s employment as Vice President and General Manager of Celgard, LLC terminated. See Item 1.01 above for a description of the terms of the Agreement and Release entered into between Celgard and Mr. Reed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE, INC.

Date: April 21, 2006	/s/ Lynn Amos

Lynn Amos Chief Financial Officer